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                         [LATHAM & WATKINS LETTERHEAD]


                                 October 8, 1997



Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York 11042

                Re: $442,000,000 Aggregate Offering Price of Securities ("Securities") of Kimco Realty Corporation (the "Company")

Ladies and Gentlemen:

                  In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you on October 6, 1997 with the Securities and Exchange Commission, in connection with the registration of the Securities under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. Moreover, we have relied, with your permission, exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated October 8, 1997, with respect to certain matters of Maryland law.

                  In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

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Kimco Realty Corporation
October 8, 1997
Page 2


                  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations it is our opinion that:

                  1. Commencing with the Company's taxable year beginning January 1, 1992, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                  2. The statements in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  This opinion is furnished only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the

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Kimco Realty Corporation
October 8, 1997
Page 3

Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                                          Very truly yours,